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                                                                    Exhibit 10.2

[LOGO SCANSOFT(R)
PRODUCTIVITY
     WITHOUT BOUNDARIES(TM)


May 23, 2003

Steven Chambers

Dear Steve:

I am pleased to confirm your promotion to the position of President, Network Business Unit. As a result of this promotion and the appointment by the Board of Directors to an Executive Officer of the Company, the Compensation Committee has approved the following compensation package effective April 1, 2004:

PROMOTIONAL OFFER PACKAGE
-------------------------
     o    $250,000 Annual Base Salary
     o    $12,000 Annual Car/Parking Allowance

In addition to your base salary, you will be eligible to participate in the 2004 Sales Incentive Plan, which pays a target of $50,000 annually for achievement of plan targets.

Steve, I look forward to your continued support, expertise, and enthusiasm as we advance our leadership position within the marketplace.


Sincerely,

/s/ Dawn Fournier

Dawn Fournier
Vice President
Human Resources